                                                                EXHIBIT 10(a)(a)




                                    AMRESCO

                         DEFERRED COMPENSATION PROGRAM





                       (Effective As of January 1, 1996)

                                    AMRESCO
                         DEFERRED COMPENSATION PROGRAM

                               TABLE OF CONTENTS


ARTICLE I - INTRODUCTION AND ESTABLISHMENT  . . . . . . .   I-1
ARTICLE II - DEFINITIONS  . . . . . . . . . . . . . . . .  II-1
         2.1   Account  . . . . . . . . . . . . . . . . .  II-1
         2.2   Accumulated Earnings . . . . . . . . . . .  II-1
         2.3   Anniversary Date . . . . . . . . . . . . .  II-1
         2.4   Beneficiary  . . . . . . . . . . . . . . .  II-1
         2.5   Class Year Deferral Account  . . . . . . .  II-1
         2.6   Class Year Investment Fund . . . . . . . .  II-1
         2.7   Code . . . . . . . . . . . . . . . . . . .  II-2
         2.8   Company  . . . . . . . . . . . . . . . . .  II-2
         2.9   Compensation . . . . . . . . . . . . . . .  II-2
         2.10  Election Form  . . . . . . . . . . . . . .  II-2
         2.11  Employee . . . . . . . . . . . . . . . . .  II-2
         2.12  Employer . . . . . . . . . . . . . . . . .  II-2
         2.13  ERISA  . . . . . . . . . . . . . . . . . .  II-2
         2.14  Participant  . . . . . . . . . . . . . . .  II-2
         2.15  Plan . . . . . . . . . . . . . . . . . . .  II-2
         2.16  Plan Administrator . . . . . . . . . . . .  II-2
         2.17  Plan Year  . . . . . . . . . . . . . . . .  II-2
         2.18  Surviving Spouse . . . . . . . . . . . . .  II-2
         2.19  Valuation Date . . . . . . . . . . . . . .  II-2
ARTICLE III - PARTICIPATION . . . . . . . . . . . . . . . III-1
         3.1  Eligibility to Participate  . . . . . . . . III-1
         3.2  Deferral Election . . . . . . . . . . . . . III-1
         3.3  Time and Manner of Election . . . . . . . . III-1
         3.4  Change of Election  . . . . . . . . . . . . III-2
ARTICLE IV - INTEREST OF PARTICIPANTS . . . . . . . . . .  IV-1
         4.1  Accounting for Participants' Interests  . .  IV-1
         4.2  Vesting of a Participant's Account  . . . .  IV-1
         4.3  Distribution of a Participant's Account . .  IV-1
         4.4  Hardship Withdrawals  . . . . . . . . . . .  IV-2
ARTICLE V - PLAN ADMINISTRATOR  . . . . . . . . . . . . .   V-1
         5.1  Members . . . . . . . . . . . . . . . . . .   V-1
         5.2  Action  . . . . . . . . . . . . . . . . . .   V-1
         5.3  Right and Duties  . . . . . . . . . . . . .   V-1
         5.4  Compensation, Indemnity and Liability . . .   V-2
         5.5  Taxes . . . . . . . . . . . . . . . . . . .   V-2

ARTICLE VI - CLAIMS PROCEDURE . . . . . . . . . . . . . .  VI-1
         6.1  Claims for Benefits . . . . . . . . . . . .  VI-1
         6.2  Appeals . . . . . . . . . . . . . . . . . .  VI-1
ARTICLE VII - AMENDMENT AND TERMINATION . . . . . . . . . VII-1
         7.1  Amendments  . . . . . . . . . . . . . . . . VII-1
         7.2  Termination of Plan . . . . . . . . . . . . VII-1
ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . .VIII-1
         8.1  Limitation on Participant's Rights  . . . .VIII-1
         8.2  Benefits Unfunded . . . . . . . . . . . . .VIII-1
         8.3  Other Plans . . . . . . . . . . . . . . . .VIII-1
         8.4  Receipt or Release  . . . . . . . . . . . .VIII-1
         8.5  Governing Law . . . . . . . . . . . . . . .VIII-1
         8.6  Gender, Tense, and Headings . . . . . . . .VIII-2
         8.7  Successors and Assigns; Nonalienation of
              Benefits. . . . . . . . . . . . . . . . . .VIII-2

                                   ARTICLE I


                         INTRODUCTION AND ESTABLISHMENT

                 AMRESCO, INC.("Company") hereby establishes the AMRESCO Deferred Compensation Program ("Plan") for the benefit of eligible management and highly compensated employees of the Company and its affiliated or related employers. The purpose of the Plan is to permit eligible employees to defer receipt of a portion of their salary, bonus and/or commissions to a future year and to have such deferrals earn a rate of return reflecting the Company's return on certain investment portfolios. The terms of this Plan are applicable only to eligible employees who are actively employed on or after January 1, 1996.

                                   ARTICLE II


                                  DEFINITIONS


                 When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

                 2.1 "Account" means the records maintained by the Plan Administrator to determine each Participant's interest under this Plan. Such Account may be reflected as an entry in the Company's records, or as a separate account under a trust, or as a combination of both. Each Participant's Account shall consist of one or more subaccounts designated as Class Year Deferral Accounts to reflect the Plan Year during which such amounts are deferred. The Plan Administrator may establish such additional subaccounts as it deems necessary for the proper administration of the Plan.

                 2.2 "Accumulated Earnings" - The amount of accumulated earnings of a Class Year Investment Fund through a Valuation Date as determined by the Plan Administrator. The amount of accumulated earnings shall be based upon the overall investment return of the Class Year Investment Fund in which the Participant's deferrals are deemed to be invested and such other investment return factors as the Plan Administrator deems appropriate in each case.

                 2.3  "Anniversary Date" means the last day of each Plan Year.

                 2.4 "Beneficiary" means the person or persons last designated in writing by the Participant to receive the amount in his Account in the event of such Participant's death; or if no designation shall be in effect at the time of a Participant's death or if all designated Beneficiaries shall have predeceased the Participant, then the Beneficiary shall be the following, in the order listed:

                 (a)  Such Participant's Surviving Spouse, if any;

                 (b)  Otherwise, the Participant's estate.

                 2.5 "Class Year Deferral Account" - The subaccount which has credited to it the Participant's deferrals for a Plan Year and which is deemed to be invested in the Class Year Investment Fund (or Funds) designated as applying to such Plan Year.

                 2.6 "Class Year Investment Fund" - The investment funds, pools or other investment vehicles in which a Participant's deferrals for a Plan Year are deemed to be invested and whose Accumulated Earnings are used to determine the amount of distributions pursuant to Section 4.3.

                 2.7 "Code" means the Internal Revenue Code of 1986, as amended.

                 2.8 "Company" means AMRESCO, INC., a Delaware corporation, or its successor or successors.

                 2.9 "Compensation" means the Employee's salary, commissions and bonuses for the Plan Year and shall also include amounts deferred for the year by the Employee under any other deferred compensation plan of the Company (whether qualified or nonqualified) or contributed to a welfare plan of the Company (except to the extent specified by the Company).

                 2.10 "Election Form" means the form prescribed by the Plan Administrator on which a Participant may specify the amount of his Compensation that is to be deferred pursuant to the provisions of Article III.

                 2.11 "Employee" means any management or highly compensated employee of an Employer (as determined by the Company).

                 2.12 "Employer" means the Company and any affiliated or related employer designated by the Company to participate in the Plan.

                 2.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 2.14 "Participant" means any Employee who has satisfied the requirements for participation in this Plan.

                 2.15 "Plan" means the AMRESCO Deferred Compensation Program, as it may be amended from time to time.

                 2.16 "Plan Administrator" means the committee or individual appointed pursuant to the provisions of this Plan to administer the Plan. In the absence of such appointment, the Company shall be the Plan Administrator.

                 2.17 "Plan Year" means the 12-month period January 1 to December 31.

                 2.18 "Surviving Spouse" means the spouse the Participant was legally married to on the earlier of the Participant's benefit commencement date or date of death.

                 2.19 "Valuation Date" means the Annual Valuation Date, December 31, and any other date(s) selected by the Plan Administrator in its sole discretion as of which the value or earnings of Participants' Accounts are determined.

                                  ARTICLE III

                                 PARTICIPATION

                 3.1 Eligibility to Participate. Each year the Company (or its designee) shall specify the Employees who are eligible to participate in
the Plan for the following Plan Year.   Such eligibility designation may be
made by establishing a minimum compensation level for participation or by the use of such other criteria, including ownership of stock or rights to acquire stock of the Company, as the Company (or its designee) deems appropriate from time to time. An Employee designated as eligible to participate shall become a Participant on the (a) the January 1 coincident with or next following his designation as eligible to participate, or (b) such other eligibility date as may be specified by the Company (or its designee) in its discretion, provided in all instances that the Employee completes the Election Form provided for in
Section 3.3 below.

                 3.2 Deferral Election. Each Participant may elect to defer any whole percentage or dollar amount of his Compensation in the manner described in Section 3.3; provided, however, that the Company may establish a maximum or minimum percentage (or dollar amount) of Compensation that may be deferred in a year. For the Plan's first Plan Year, the minimum deferral shall be $10,000 (except as the Company otherwise provides for a Participant).

                 3.3 Time and Manner of Election. When an Employee first becomes eligible to participate, he may make an election to defer Compensation prior to the January 1 on which he becomes a Participant. Such election must be made prior to the period of service for which the Compensation subject to the deferral election would otherwise be payable. Any subsequent deferral election by the Participant must be made not later than December 31st of the Plan Year preceding the Plan Year for which the Compensation subject to the deferral election would otherwise be payable.

                 An election to defer Compensation must be made in writing on an Election Form and must be filed with the Plan Administrator within the time period prescribed by the Plan Administrator. The Election Form must specify the percentage or dollar amount of Compensation to be deferred. If a Participant fails to file a properly completed and duly executed Election Form with the Plan Administrator by the prescribed time, he will be deemed to have elected not to defer any Compensation under this Plan for the following Plan Year, except to the extent the Plan Administrator in its sole discretion permits an extension of the election period. Except as provided in Section 3.4, a Participant may not, after the applicable election date discontinue his election to participate or change the percentage





                                     III-1
or dollar amount of Compensation he has elected to defer for a Plan Year.

                 The Participant shall designate on the Election Form (or on a separate form provided by the Plan Administrator) a Beneficiary to receive payment of amounts in his Account in the event of his death. If the Participant is married and designates someone other than his spouse to receive all or a portion of his Account upon his death, his spouse shall be required to consent to such election in the manner established by the Plan Administrator. In the absence of such spousal consent, the Surviving Spouse shall be the Beneficiary of the Participant's Account.

                 3.4 Change of Election. Upon demonstration of severe financial hardship to the Plan Administrator, a Participant may during the Plan Year terminate his election to defer and discontinue future deferrals of Compensation under this Plan. In the event of such discontinuance, Compensation earned for services subsequent to such termination notice will be paid directly to the Participant and will not be subject to his prior deferral election. The Plan Administrator shall in its sole discretion determine whether a Participant has demonstrated severe financial hardship under this
Section 3.4. A Participant who elects to discontinue participation in the Plan for a Plan Year may not recommence participation in the Plan until the second Plan Year following the Plan Year in which he discontinues deferrals (or such later Plan Year in which he is again eligible to participate), provided the Participant completes and executes the required Election Form.





                                     III-2

                                   ARTICLE IV

                            INTEREST OF PARTICIPANTS

                 4.1  Accounting for Participants' Interests.

                 (a) Deferral Account. A Participant's Class Year Deferral Account shall be credited with the amounts of Compensation deferred by the Participant under this Plan for the Plan Year. The timing and manner in which amounts are credited to Participants' Class Year Deferral Accounts and the establishment of subaccounts for a Plan Year (if any) shall be determined by the Company and the Plan Administrator in their discretion; provided, that it is the Company's intention that deferral amounts shall be contributed to the Plan as early as practical in the Plan Year, subject to tax and other withholding obligations.

                 (b) Account Earnings. The Participant's Class Year Deferral Account shall be credited with earnings as provided in this subsection (b).
The earnings rate credited to the Participant's Class Year Deferral Account will be determined on a class year basis assuming the amounts credited to his Class Year Deferral Account during a Plan Year were invested in the Class Year Investment Fund (or Funds) that the Plan Administrator from time to time designates as applying to such Plan Year. The Participant's Class Year Deferral Account shall be deemed to be invested in the Class Year Investment Fund (or Funds) and neither the Company nor any trust established in connection with this Plan shall be required to invest in any such deemed investment funds or in any other investments.

                 4.2 Vesting of a Participant's Account. A Participant's interest in the value of his Account shall at all times be 100% vested and nonforfeitable.

                 4.3 Distribution of a Participant's Account (a) Unless distributed earlier as provided in subsection (b) below, the Participant's Class Year Deferral Account shall be distributed in cash in a lump sum in the Plan Year commencing ten (10) years after the Plan Year during which the amounts were deferred to the Class Year Deferral Account. The distribution method provided in subsection (b) below shall apply in the event of a Participant's retirement, death, total and permanent disability or other termination of employment, unless the Company establishes a different uniform rule for specific events.

                 (b) The Participant's Class Year Deferral Account shall be distributed commencing in the third Plan Year following the end of the Plan Year in which amounts were deferred to the Class Year Deferral Account and shall continue in each Plan Year thereafter. The distribution each Plan Year shall be an amount equal to the Accumulated Earnings credited to the Class Year Deferral Account as of the Annual Valuation Date of the Plan Year immediately preceding the Plan Year of distribution (less any prior Plan Years's distribution of such Accumulated Earnings), provided that the Plan Administrator shall have the sole discretion to increase or decrease the amount of distributions for a Plan Year from the amount of Accumulated Earnings, but not by more than 20% from the amount otherwise provided in this subsection (b). The amounts shall be distributed quarterly or at such other times as the Plan Administrator determines.

                 (c) The Company may under this Plan provide the Participant the right to elect to defer to a later date the distributions under subsection
(b) above. The Company (or its designee) shall establish the procedures and requirements for any such further deferrals.

                 4.4 Hardship Withdrawals. A Participant who is suffering an unforeseen and severe financial hardship as a result of an illness or accident of the Participant or his immediate family, or loss of Participant's property due to casualty, or for such other reasons as the Plan Administrator may establish, may file a written request with the Plan Administrator for distribution of all or a portion of the vested amount credited to his Account. The Plan Administrator shall have the sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant, which may be limited solely to the amount deferred by the Participant (without any earnings). The Plan Administrator shall not authorize distribution of an amount in excess of that reasonably necessary to alleviate the Participant's hardship. Any Participant who receives a hardship withdrawal under this section shall not be eligible to make additional deferrals of Compensation to the Plan for the remainder of the Plan Year of withdrawal and the following Plan Year.

                                   ARTICLE V

                               PLAN ADMINISTRATOR

                 5.1 Members. The Plan Administrator shall be a committee or an individual appointed by the Company to serve at its pleasure, provided that in the absence of such appointment the Company shall be the Plan Administrator and shall have the duties of the Plan Administrator provided for herein. Members of the committee shall not be required to be employees of the Company or Participants. Any committee member may resign by giving notice, in writing, filed with the Company.

                 5.2 Action. Action of the Plan Administrator may be taken with or without a meeting of committee members; provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee or the appointed individual is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account. The Plan Administrator shall for purposes of administering the Plan choose a secretary who shall keep minutes of the Plan Administrator's proceedings and all records and documents pertaining to the administration of this Plan. The secretary may execute any certificate or any other written direction on behalf of the Plan Administrator.

                 5.3 Right and Duties. The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                 (a)  To construe, interpret, and administer this Plan;

                 (b) To make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

                 (c) To compute and certify to the Company the amount and kinds of benefits payable to Participants or their beneficiaries, and to determine the time and manner in which such benefits are to be paid;

                 (d) To authorize all disbursements by the Company pursuant to this Plan;

                 (e) To maintain (or cause to be maintained) all the necessary records of the administration of this Plan;

                 (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof;

                 (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                 (h) To designate the applicable Class Year Investment Funds under Section 4.1(b) of the Plan; and

                 (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

                 The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount and manner of payment of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

                 5.4 Compensation, Indemnity and Liability. The Plan Administrator shall serve as such without bond and without compensation for services hereunder. Except to the extent the Plan Administrator elects to charge certain Plan expenses against Participant deferrals, all expenses of the Plan and the Plan Administrator shall be paid by the Company. If the Plan Administrator is a committee, no member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Company shall indemnify and hold harmless the Plan Administrator and each member of the committee, if any, against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

                 5.5 Taxes. If the whole or any part of any Participant's Account shall become liable for the payment of any estate, inheritance, income, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant whose interests hereunder are so liable. The Company shall provide the Participant notice of such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI

                                CLAIMS PROCEDURE

                 6.1 Claims for Benefits. If a Participant or beneficiary (hereafter, "Claimant") does not receive timely payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator or to the Company. If the claim for benefits is denied, the Plan Administrator shall notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator shall furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension shall not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits shall advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his claim, and the steps which the Claimant must take to have his claim for benefits reviewed.

                 6.2 Appeals. Each Claimant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The review of the denied claim will be made by a committee appointed by the Company. The request for review must be filed by the Claimant within 60 days after he received the written notice denying his claim. The decision on review will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Claimant. Such written notice shall set forth the basis for the decision. If there are special circumstances which require an extension of time for completing the review, the decision shall be rendered not later than 120 days after receipt of a request for review.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

                 7.1 Amendments. The Company (or its designee) shall have the right in its sole discretion to amend this Plan in whole or in part at any time; provided, however, that no such amendment shall reduce the amounts credited at that time to any Participant's Account. Any amendment shall be in writing and executed by a duly authorized officer of the Company. All Participants shall be bound by such amendment.

                 7.2 Termination of Plan. The Company expects to continue this Plan, but does not obligate itself to do so. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). If the Plan is terminated, the Plan Administrator shall be notified of such action in a writing executed by a duly authorized officer of the Company, and the Plan shall be terminated at the time therein set forth. Termination of the Plan shall be binding on all Participants, but in no event may such termination reduce the amounts credited at that time to any Participant's Account. If this Plan is terminated, amounts theretofore credited to Participants' Accounts shall either be paid in a lump sum immediately, or distributed in some other manner consistent with this Plan, as determined by the Plan Administrator in its sole discretion.





                                     VII-1

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in the Company's employ or any right or interest in this Plan or any assets of the Company other than as herein provided. The Company reserves the right to terminate the employment of any Participant without any liability for any claim against the Company under this Plan, except to the extent provided herein.

                 8.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to Participants shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Company, and Participants shall have the status of general unsecured creditors of the Company under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Company to pay benefits pursuant hereto. Any funds of the Company available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company.

                 Notwithstanding the preceding paragraph, the Company may at any time transfer assets to the Trust for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the Trust only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in the Trust when a Participant's benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the Trust.

                 8.3 Other Plans. This Plan shall not affect the right of any eligible Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the Company, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

                 8.4 Receipt or Release. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Company and any Employer, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

                 8.5 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with





                                     VIII-1

ERISA and, to the extent not preempted by ERISA, in accordance with the laws of the State of Texas. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                 8.6 Gender, Tense, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

                 8.7 Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not (except as provided in Section 5.5) be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, shall be null and void and not binding on the Plan or the Company.

                 IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers to be effective January 1, 1996.


                                        AMRESCO, INC.



                                        By:________________________





                                     VIII-2